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Tut Systems, Inc.
5964 W. Las Positas Blvd.
Pleasanton, CA 94588

                                                                  EXHIBIT (a)(4)

OFFER TO EXCHANGE OPTIONS
NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT



If you previously signed and returned the Election Form in which you elected to accept Tut Systems, Inc.'s ("Tut") offer to exchange (the "Offer") some or all of your options, you may change that election and reject Tut's Offer to exchange
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by following the instructions to this form, completing the following page and returning this form during the period beginning May 11, 2001 and ending at 12:00 midnight, New York City time, June 8, 2001, unless the Offer is extended by us. If you turn in this form after this date, it will not be accepted, or if you fail to turn it in, your Election Form will remain in effect and you will be deemed to have elected to accept the Offer. Tut will e-mail a confirmation of receipt within 48 hours of receiving your Notice to Change Election From Accept to Reject.



NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT DUE TO SHAREHOLDER SERVICES, ATTENTION BILL RADTKE, NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, JUNE 8, 2001.

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                      NOTICE TO WITHDRAW TENDERED OPTIONS

     I previously received a copy of the Offer to Exchange, the memorandum from Janice Ramsey dated May 11, 2001 and an Election Form. I signed and returned the Election Form, in which I elected to accept Tut System, Inc.'s ("Tut") offer to exchange (the "Offer") some of or all of my options. I now wish to change that election and reject Tut's Offer to exchange my options. I understand that
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by signing this Notice and delivering it to Shareholder Services, Attention Bill
Radtke by 12:00 midnight, New York City Time on June 8, 2001, I will be able to withdraw my acceptance of the Offer and reject the Offer to exchange options instead. I have read and understand all the terms and conditions of the Offer to exchange options. I have read and understand the instructions attached to this Notice.

     I understand that in order to reject the Offer, I must sign, date and deliver this Notice via fax (fax # (925) 201-4427) or hand delivery to Shareholder Services, Attention Bill Radtke by 12:00 midnight, New York City Time on June 8, 2001.

     I understand that by rejecting the Offer to exchange options, I will not receive any New Options pursuant to the Offer and I will keep the Old Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Tut and me.

     I understand that I may change this election, and once again accept the Offer to exchange options, by submitting a new Election Form to Shareholder Services, Attention Bill Radtke via fax (fax # (925) 201-4427) or hand delivery by 12:00 midnight, New York City Time on June 8, 2001.

     I have signed this Notice and printed my name exactly as it appears on the Election Form.

     I do not accept the Offer to exchange any options.



Signed:____________________________________________
                      (Signature)

Name of Employee:__________________________________
                      (Print Name)

Date and Time:_____________________________________



NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT DUE TO SHAREHOLDER SERVICES, ATTENTION BILL RADTKE, NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, JUNE 8, 2001.

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                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.   Delivery of Notice to Change Election From Accept to Reject.

     A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a faxed copy of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by Shareholder Services, Attention Bill Radtke either via hand delivery or via fax (fax # (925) 201-4427) on or before 12:00 midnight New York City Time on June 8, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Tut. You may hand deliver your Notice to Change Election From Accept to Reject to Shareholder Services, Attention Bill Radtke at Tut, or you may fax it to him (fax # (925) 201-4427). In all cases, you should allow sufficient time to ensure timely delivery.

     Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by Tut beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form (or a faxed copy of the Election Form) with the required information to Tut, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

     If you do not wish to withdraw all your tendered options from the Offer, you should not fill out this Notice to Change Election From Accept to Reject.
If you wish to change your election with respect only to particular options, you should submit a new Election Form instead. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

     By signing this Notice to Change Election From Accept to Reject (or a faxed copy of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

     2.   Signatures on This Notice to Change Election From Accept to Reject.

     If this Notice to Change Election From Accept to Reject is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

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     If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Tut of the authority of that person so to act must be submitted with this Notice to Change Election From Accept to Reject.

     3.   Other Information on This Notice to Change Election From Accept to
Reject.

     In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date and time at which you signed.

     4.   Requests for Assistance or Additional Copies.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Change Election From Accept to Reject may be directed to Shareholder Services, Attention Bill Radtke at Tut Systems, Inc., 5964 W. Las Positas Blvd., Pleasanton, CA 94588, telephone number (925) 201-4212. Copies will be furnished promptly at Tut's expense.

     5.   Irregularities.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by Tut in its discretion. Tut's determinations shall be final and binding on all parties. Tut reserves the right to reject any or all Notices to Change Election From Accept to Reject that Tut determines not to be in proper form or the acceptance of which may, in the opinion of Tut's counsel, be unlawful. Tut also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and Tut's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as Tut shall determine. Neither Tut nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

     6.   Additional Documents to Read.

     You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the memorandum from Janice Ramsey dated May 11, 2001 before deciding to participate in the Offer.

     7.   Important Tax Information.

     You should refer to Section 17 of the Offer to Exchange, which contains important U.S. federal income tax information.

     Important: The Notice to Change Election From Accept to Reject (or a faxed copy of it) together with all other required documents must be received by Tut, on or before the Expiration Date.

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